UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 15, 2009


                               VERIFY SMART CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-136492
                            (Commission File Number)

                                   20-5005810
                        (IRS Employer Identification No.)

    Fort Legend Towers, Suite 2002 - 3rd Avenue corner 31st Street E. Square
          Fort Bonifacio Global City, Taguig Metro Manila, Philippines
              (Address of principal executive offices and Zip Code)

                                011-632-755-8870
               Registrant's telephone number, including area code

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2009, we entered into a consulting agreement with Eileen Duperron wherein Eileen Duperron has agreed to provide certain consulting services to our company. As compensation under the agreement, we have agreed to issue 40,000 restricted common shares of our company. The agreement expires on May 15, 2010.

On November 15, 2009, we entered into a consulting agreement with Kim Baker wherein Kim Baker has agreed to provide certain consulting services to our company. As compensation under the agreement, we have agreed to issue 50,000 restricted common shares of our company. The agreement expires on May 15, 2010.

On November 15, 2009, we entered into a consulting agreement with Intentional and Purposeful Living wherein Intentional and Purposeful Living has agreed to provide certain consulting services to our company. As compensation under the agreement, we have agreed to issue 50,000 restricted common shares of our company. The agreement expires on May 15, 2010.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective November 15, 2009, we issued 90,000 restricted shares of our common stock to two (2) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Effective November 15, 2009, we issued 90,000 restricted shares of our common stock to one(1) non-US unincorporated company , in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Consulting Agreement with Eileen Duperron

10.2 Consulting Agreement with Kim Baker

10.3 Consulting Agreement with Intentional and Purposeful Living

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFY SMART CORP.


/s/ Ralph Santos
------------------------------
Ralph Santos, President

Date: November 16, 2009


                                       3